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                                                                 EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

            ABMC APPOINTS DANIEL W. KOLLIN TO ITS BOARD OF DIRECTORS

Kinderhook, N.Y., January 30, 2004 - American Bio Medica Corporation (Nasdaq:ABMC) today announced the appointment of Daniel W. Kollin to its Board of Directors, effective January 28, 2004. Kollin is a principal of BioMed Capital Group Ltd., a firm that provides strategic and business advisory services. He has over twenty years experience in investment banking, venture capital and corporate management, specializing in pharmaceutical, biotechnology and healthcare companies in North America and Europe. He had previously served on the ABMC Board of Directors in 2003.

Kollin previously served as a Vice President of Prudential-Bache Capital Funding and Director of Corporate Finance and partner of Whale Securities Corp. Before his involvement in the financial services industry, Kollin held marketing, planning and development executive positions with Becton-Dickinson and Co. and Sandoz, Inc. He currently serves on the Board of Directors of IsoTis Orthobiologics (TORONTO:ISO). He received his MBA from The Wharton School of the University of Pennsylvania.

"We are pleased that Dan has agreed to re-join our Board," stated ABMC President Edmund Jaskiewicz. "Dan's extensive experience will prove to be invaluable to ABMC. The insight and guidance he can provide on a range of issues makes him a strong addition to our team.
We look forward to benefiting from his expertise and experience in the future."

Kollin fills a vacancy left by Dr. Gerald W. Lynch who resigned from the ABMC Board effective January 28, 2004.

The Company also announced that Douglas Casterlin, ABMC Executive Vice President of Operations resigned to pursue opportunities outside of the Company.

"We would like to thank Dr. Lynch for his dedicated service to the ABMC Board and we wish him all the best. We also would like to extend our appreciation to Doug for his significant contributions to ABMC during his tenure with the Company."

ABOUT AMERICAN BIO MEDICA CORPORATION

American Bio Medica Corporation is a biotechnology company that develops, manufactures and markets accurate, cost-effective immunoassay diagnostic test kits, including some of the world's most effective point-of-collection tests for drugs of abuse. The Company and its worldwide distribution network target the workplace, government, corrections, clinical and educational markets. ABMC's Rapid Drug Screen(R), Rapid One(R), Rapid Tec(R) and Rapid Tec Cup(TM) products test for the presence or absence of drugs of abuse in urine, while OralStat(R) tests for the presence or absence of drugs of abuse in saliva. ABMC has been named among the 2002 Deloitte & Touche Technology Fast 500, a listing of the fastest-growing technology companies in North America.

This release may contain forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ, and such differences could be material. Such risks and uncertainties include, but are not limited to, the following: continued acceptance of the Company's products, increased levels of competition in our industry, the acceptance of new products, inherent risks associated with product development and intellectual property rights, the Company's dependence on key personnel, third party sales and suppliers. There can be no assurance that the Company will be successful in addressing such risks and uncertainties and the Company assumes no duty to update any forward-looking statements based upon actual results. Investors are strongly encouraged to review the section entitled "Risk Factors" in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2002, and quarterly reports on Form 10-QSB on file with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of the Company's common shares.

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